EXHIBIT 99.01

News Release Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 john.meyers@alliancebernstein.com

AllianceBernstein Holding L.P. Announces Second Quarter Diluted Net Income of $0.31 per Unit (Adjusted Diluted Net Income of $0.38 per Unit); Declares a $0.31 Cash Distribution per Unit

New York, NY, August 2, 2010 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended June 30, 2010.

Beginning this quarter, AllianceBernstein is providing additional disclosures which management believes are useful to investors.  As supplemental information, AllianceBernstein is providing the performance measures “Adjusted Net Revenues”, “Adjusted Operating Income” and “Adjusted Operating Margin”, which are the principle metrics that management uses in evaluating and comparing period-to-period operating performance.  These measures are not based on generally accepted accounting principles (“non-GAAP measures”).  Please refer to the supplemental information on pages eight through ten for a reconciliation of the GAAP to the adjusted non-GAAP financial results.

Financial Results (see pages 8-10 for detail)	2Q 2010	2Q 2009	2Q 2010 vs 2Q 2009	1Q 2010	2Q 2010 vs 1Q 2010
($ millions except per Unit amounts)
AllianceBernstein L.P.
GAAP basis:
Net Revenues	$688	$721	(5%)	$725	(5%)
Operating Income	$108	$133	(19%)	$140	(23%)
Operating Margin, incl. non-controlling interests	17.0%	18.3%		21.6%
Adjusted basis:
Net Revenues*	$650	$587	11%	$651	-
Operating Income**	$135	$77	74%	$158	(15%)
Operating Margin	20.7%	13.2%		24.2%

AllianceBernstein Holding L.P.
GAAP Diluted Net Income per Unit	$0.31	$0.41	(24%)	$0.46	(33%)
Distribution per Unit	$0.31	$0.41	(24%)	$0.46	(33%)
Adjusted Diluted Net Income per Unit	$0.38	$0.22	73%	$0.47	(19%)

*Adjusted net revenues excludes investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.

**Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate sub-lease charges and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

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The distribution is payable on August 19, 2010 to holders of record of AllianceBernstein Holding Units at the close of business on August 12, 2010.

Performance

Equity markets fell during most of the second quarter, as investors feared that escalating fiscal troubles in Europe could curtail the world’s economic recovery. The increase in risk aversion caused by these fears created a challenging environment for active investment strategies. In this context, the performance of AllianceBernstein’s Equities services relative to benchmarks or peer averages did not meet expectations; however, global Fixed Income services outperformed their benchmarks and peer averages.

Assets Under Management ($ billions)

	Institutions	Retail	Private Client	Total
Ending Assets Under Management	$270.6	$116.2	$70.9	$457.7
Net Flows for Three Months Ended 6/30/10	$(3.7)	$(0.9)	$(0.1)	$(4.7)

Total assets under management as of June 30, 2010 were $458 billion, down $43 billion, or 9%, from March 31, 2010, and up $11 billion, or 2%, compared to June 30, 2009.  During the second quarter of 2010, assets under management decreased as a result of negative investment performance as well as modest net outflows.  However, total net outflows of $4.7 billion in the second quarter of 2010 were 28% lower than in the first quarter of 2010 and 81% lower than the second quarter of 2009.

Net outflows in the Institutions channel declined to $3.7 billion, or 57% lower than in the first quarter of 2010, due to increased sales.  The pipeline of awarded but unfunded institutional mandates decreased slightly to $5.0 billion at June 30, 2010.  The Retail channel experienced net outflows of $0.9 billion, compared to net inflows of $2.5 billion in the first quarter of 2010.  This change was primarily the result of the inclusion of two large non-US mandate wins in the first quarter as well as increased gross outflows in the second quarter, likely caused in part by the European credit crisis.  Net outflows in the Private Client channel were $0.1 billion compared to net outflows of $0.3 billion in the first quarter of 2010.

Financial Results: GAAP

Operating income for the second quarter of 2010 declined 19%, to $108 million, and operating margin decreased to 17.0% from 18.3%, compared to the second quarter of 2009.  Sequentially, operating income declined by 23% from $140 million and operating margin declined from 21.6%.

Diluted net income per Unit and the cash distribution per Unit for the publicly-traded partnership each declined 24% to $0.31 from $0.41 compared to the second quarter of 2009 and declined 33% from $0.46 sequentially.

Net revenues declined by 5% to $688 million compared to the second quarter of 2009 and by 5% sequentially, in both cases due primarily to substantial losses on deferred compensation-related investments in the second quarter of 2010.  Base fee revenues increased by $63 million to $510 million, or 14% greater than in the second quarter of 2009, and were flat sequentially.  Bernstein Research Services revenue increased 6% compared to both the second quarter of 2009 and the first quarter of 2010. Investment losses of $57 million in the current quarter were primarily due to losses of $37 million on deferred compensation-related investments and $10 million in the consolidated AllianceBernstein Venture Capital Fund (90% of which are offset in net loss (income) attributable to non-controlling interests).  This compares unfavorably to net investment gains of $65 million in the second quarter of 2009, due primarily to gains on deferred compensation-related investments, and net investment losses of $8 million in the first quarter of 2010, as gains on deferred compensation-related investments were more than offset by losses in our Venture Capital Fund.

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Operating expenses were $580 million, a decrease of 1% compared to the second quarter of 2009 and the first quarter of 2010.  Compensation and benefits decreased 4% compared to the second quarter of 2009 and 2% sequentially, in both cases due to lower deferred compensation expenses partially offset by higher severance and recruitment costs.   During the second quarter of 2010, severance totaled $10 million and recruitment totaled $7 million.  By comparison, severance and recruitment were $8 million and $2 million in the second quarter of 2009 and $5 million and $3 million in the first quarter of 2010.  Promotion and servicing expenses increased by $18 million, or 15%, compared to the second quarter of 2009 and by $11 million, or 9%, sequentially, due primarily to an increase in distribution-related payments, commensurate with increased distribution revenues and, to a lesser extent, higher expenses for firm-sponsored conferences.  G&A expenses declined by $13 million, or 9%, compared to the second quarter of 2009 due primarily to lower class action settlement expenses and improved foreign exchange results in the current quarter.  Sequentially, G&A expenses decreased 7% due to a $12 million real estate sub-lease charge taken in the first quarter of 2010.

Unit Repurchase Program

In March 2010, AllianceBernstein announced its intention to repurchase up to three million Holding Units on the open-market to help fund anticipated restricted Unit-based incentive compensation awards.  As of June 30, 2010, three million Holding Units had been purchased for $86.1 million. During the second half of 2010 and in future periods, AllianceBernstein intends to repurchase additional Holding Units, from time to time, to help fund anticipated restricted Unit-based incentive compensation awards.

Financial Results: As Adjusted

Adjusted net revenues increased by 11% to $650 million compared to the second quarter of 2009 and were flat sequentially.  Compared to the second quarter of 2009, Adjusted Operating Income increased by $58 million, or 74%, to $135 million and Adjusted Operating Margin increased to 20.7% from 13.2%, due principally to higher base fees.  Compared to the first quarter of 2010, Adjusted Operating Income declined by 15% from $158 million and Adjusted Operating Margin declined from 24.2%, due principally to the increase in certain compensation-related and promotion and servicing costs described above.

Adjusted Diluted Net Income per Unit for the publicly-traded partnership increased 73% to $0.38 from $0.22 in the second quarter of 2009 and decreased by 19% from $0.47 sequentially.

Management Commentary

“Overall, the second quarter of 2010 was not what we would have liked.  Increased volatility around the globe, caused in large part by the European credit crisis, led many investors to seek safe havens and sell riskier assets – much as we saw in 2008.  This dynamic had an adverse impact on our equity services, which generally underperformed benchmarks.  However, we feel our equity portfolios are exposed to companies with very attractive cash flows and growth characteristics which should capitalize on global growth.  Notably, the performance of our fixed income services remained competitive, resulting in the fourth consecutive quarter of net inflows.

“While total AUM declined as capital markets retreated during the second half of the quarter, net flows improved for the second consecutive quarter.  We have experienced four consecutive quarters of improving gross sales, raising nearly $19 billion in gross new assets in the second quarter. Bernstein Research’s European research platform was again ranked #1 on key metrics of research quality in a leading independent survey of European institutional investors and we continued to make strategic investments to grow our Asian research and global trading capabilities.  Our product development efforts continued to produce results in the second quarter, exemplified by Transamerica’s adoption of our Dynamic Asset Allocation toolset for its variable annuity platform and the launch of our Multimanager Target-Date Solution for defined contribution platforms. I am confident that executing on our strategy of delivering strong long-term investment performance, developing innovative investment solutions, expanding our client base and motivating our employees will ultimately lead to success for all AllianceBernstein stakeholders.” said Peter S. Kraus, Chairman and Chief Executive Officer.

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Second Quarter 2010 Earnings Conference Call Information

Management will review second quarter 2010 financial and operating results during a conference call beginning at 8:30 a.m. (EDT). The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, David A. Steyn, Chief Operating Officer, and John B. Howard, Chief Financial Officer. All future AllianceBernstein quarterly earnings conference calls will be held from 8:30 a.m. to 9:30 a.m. eastern time, unless otherwise announced.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the scheduled start time. The conference ID# is 87314365.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website soon after the release of Second Quarter 2010 financial and operating results on August 2, 2010.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 87314365.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2009 and subsequent Forms 10-Q. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

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•
Our belief that our equity portfolios, which are exposed to companies with very attractive cash flows and growth characteristics, should capitalize on global growth: We cannot predict the timing or degree of global market growth, nor our absolute or relative investment performance for our clients.  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

•
Our confidence that executing on our strategy of delivering long-term investment performance, developing innovative investment solutions, expanding our client base and motivating our employees will ultimately lead to success for all AllianceBernstein stakeholders:  Changes and volatility in political, economic, capital market or industry conditions can result in changes in demand for our products and services or impact the value of our assets under management, all of which may significantly hinder our ability to execute on our strategy.

•
Our intention to engage in additional open market purchases of Holding Units, from time to time, to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units needed in future periods to make incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit.

•
Our determination that, based on expected revenues for the year, employee compensation expense should range between 45% and 50% of our adjusted revenues:  The revenues we generate during 2010 are dependent upon the performance of the capital markets, our investment performance for our clients, general economic and regulatory conditions, and other factors that may be beyond our control.  Aggregate employee compensation reflects employee performance and competitive compensation levels.  Fluctuations in our revenues and/or changes in competitive compensation levels could result in employee compensation expense being outside of this range.

•
Our anticipation that the proposed 12b-1 fee-related rule changes will not have a material effect on us:  The impact of this rule change is dependant upon the final rules adopted by the SEC, any phase-in or grandfathering period, and any other changes made with respect to share class distribution arrangements.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 35%.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world. AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint venture, operates in more than 20 countries. AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting capabilities. Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers high-quality, in-depth research, portfolio strategy and brokerage-related services to institutional investors, and equity capital markets services to issuers of publicly-traded securities.

At June 30, 2010, AllianceBernstein Holding L.P. owned approximately 36.7% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 62.5% economic interest in AllianceBernstein.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME | June 30, 2010

	Three Months Ended
$ thousands, unaudited	6/30/10	6/30/09	3/31/10
Revenues:
Base Fees	$509,825	$447,232	$509,578
Performance Fees	2,963	878	2,674
Bernstein Research Services	117,158	110,867	110,752
Distribution Revenues	83,477	64,582	80,349
Dividend and Interest Income	4,911	6,577	3,911
Investment Gains (Losses)	(56,532)	65,284	(8,020)
Other Revenues	27,735	27,400	26,562
Total Revenues	689,537	722,820	725,806
Less: Interest Expense	1,194	1,380	720
Net Revenues	688,343	721,440	725,086
Expenses:
Employee Compensation & Benefits	313,113	324,961	319,425
Promotion & Servicing
Distribution-Related Payments	71,015	55,149	66,749
Amortization of Deferred Sales Commissions	12,147	13,844	12,121
Other	49,816	46,329	42,829
General & Administrative(1)	128,795	141,616	138,048
Interest on Borrowings	430	675	555
Amortization of Intangible Assets	5,378	5,554	5,377
Total Expenses	580,694	588,128	585,104

Operating Income	107,649	133,312	139,982
Non-Operating Income	2,258	5,951	4,515
Income Before Income Taxes	109,907	139,263	144,497
Income Taxes	13,127	9,668	13,004
Net Income	96,780	129,595	131,493
Net Loss (Income) of Consolidated Entities Attributable to Non-Controlling Interests	9,339	(1,300)	16,773
Net Income Attributable to AllianceBernstein Unitholders	$106,119	$128,295	$148,266

Operating Margin(2)	17.0%	18.3%	21.6%

(1)	General and Administrative expenses for the three months ended 3/31/10 include a $12 million real estate sub-lease charge.
(2)	Operating Margin = (Operating Income less Net Income/plus Net Loss of Consolidated Entities Attributable to Non-Controlling Interests) / Net Revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
	Three Months Ended
$ thousands except per Unit amounts, unaudited	6/30/10	6/30/09	3/31/10
Equity in Net Income Attributable to AllianceBernstein Unitholders	$38,925	$44,092	$54,210
Income Taxes	7,153	5,839	6,964
Net Income	31,772	38,253	47,246

Additional Equity in Earnings of Operating Partnership (1)	484	9	612
Net Income - Diluted	$32,256	$38,262	$47,858
Diluted Net Income per Unit(2)	$0.31	$0.41	$0.46
Distribution per Unit(2)	$0.31	$0.41	$0.46

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2)	Three months ended 3/31/2010 includes the impact of a real estate sub-lease charge of $0.04 per Unit.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units
	Period End	Three Months Ended 6/30/10
	Units	Basic	Diluted
AllianceBernstein L.P.	275,609,529	275,498,210	277,523,755
AllianceBernstein Holding L.P.	102,215,686	101,442,457	103,468,002

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | June 30, 2010
($ billions)

Ending and Average			Three Months Ended
			6/30/10	6/30/09	3/31/10
Ending Assets Under Management			$457.7	$447.0	$501.3
Average Assets Under Management			$481.7	$437.5	$490.1

Three-Month Changes By Distribution Channel
		Institutions	Retail	Private Client	Total
Beginning of Period		$297.0	$127.8	$76.5	$501.3
Sales/New accounts		8.1	8.6	2.1	18.8
Redemptions/Terminations		(7.3)	(6.4)	(1.5)	(15.2)
Net Cash Flows		(4.5)	(3.1)	(0.7)	(8.3)
Net Flows		(3.7)	(0.9)	(0.1)	(4.7)
Transfers		(0.2)	-	0.2	-
Investment Performance		(22.5)	(10.7)	(5.7)	(38.9)
End of Period		$270.6	$116.2	$70.9	$457.7

Three-Month Changes By Investment Service
	Value	Growth	Fixed Income	Other (1)	Total
Beginning of Period	$169.4	$91.2	$192.3	$48.4	$501.3
Sales/New accounts	4.5	1.3	12.0	1.0	18.8
Redemptions/Terminations	(5.8)	(4.1)	(5.0)	(0.3)	(15.2)
Net Cash Flows	(4.0)	(2.3)	(2.0)	-	(8.3)
Net Flows	(5.3)	(5.1)	5.0	0.7	(4.7)
Investment Performance	(24.9)	(11.6)	1.2	(3.6)	(38.9)
End of Period(2)	$139.2	$74.5	$198.5	$45.5	$457.7
(1) Includes index, structured, asset allocation services and other non-actively managed AUM.
(2) Approximately $70 billion in Blend Strategies AUM are reported in their respective services.

By Client Domicile
		Institutions	Retail	Private Client	Total
U.S. Clients		$143.6	$77.1	$69.0	$289.7
Non-U.S. Clients		127.0	39.1	1.9	168.0
Total		$270.6	$116.2	$70.9	$457.7

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
$ thousands, unaudited	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09

Net Revenues, GAAP basis	$688,343	$725,086	$781,861	$806,014	$721,440	$597,564
Exclude:
Deferred compensation-related investment (gains) losses	36,797	(11,159)	(14,763)	(70,873)	(63,110)	28,245
Deferred compensation-related dividends and interest	(920)	(800)	(4,084)	(1,381)	(1,591)	(1,470)
90% of consolidated venture capital fund investment (gains) losses	9,304	16,849	1,627	(27,155)	(417)	5,314
Distribution-related payments	(71,015)	(66,749)	(69,400)	(61,843)	(55,149)	(47,810)
Amortization of deferred sales commissions	(12,147)	(12,122)	(12,819)	(13,362)	(13,844)	(14,898)
Adjusted Net Revenues	$650,362	$651,105	$682,422	$631,400	$587,329	$566,945

Operating Income, GAAP basis	$107,649	$139,982	$200,256	$223,470	$133,312	$33,790
Exclude:
Deferred compensation-related investment (gains) losses	36,797	(11,159)	(14,763)	(70,873)	(63,110)	28,245
Deferred compensation-related dividends and interest	(920)	(800)	(4,084)	(1,381)	(1,591)	(1,470)
Deferred compensation-related mark-to-market vesting (credit) expense	(19,082)	357	1,556	16,722	8,590	(29,016)
Deferred compensation-related dividends and interest expense	810	682	3,760	1,240	1,431	1,303
Net impact of deferred compensation-related investments	17,605	(10,920)	(13,531)	(54,292)	(54,680)	(938)
Real estate sub-lease charges	-	11,983	2,548	-	-	5,728
Total Exclusions:	17,605	1,063	(10,983)	(54,292)	(54,680)	4,790
Include:
Net loss (income) of consolidated entities attributable to non-controlling interests	9,339	16,773	733	(27,154)	(1,300)	5,340
Adjusted Operating Income	$134,593	$157,818	$190,006	$142,024	$77,332	$43,920

Operating Margin, GAAP basis incl. non-controlling interests	17.0%	21.6%	25.7%	24.4%	18.3%	6.5%

Adjusted Operating Margin	20.7%	24.2%	27.8%	22.5%	13.2%	7.7%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ thousands except per Unit amounts, unaudited	6/30/10	3/31/10	12/31/09	9/30/09	6/30/09	3/31/09
Diluted Net Income, GAAP basis	$32,256	$47,858	$60,402	$62,836	$38,262	$6,735
Impact of AllianceBernstein L.P. non-GAAP adjustments	6,572	1,257	(2,923)	(18,003)	(18,298)	1,589
Adjusted Diluted Net Income	$38,828	$49,115	$57,479	$44,833	$19,964	$8,324

Diluted Net Income per Unit, GAAP basis	$0.31	$0.46	$0.62	$0.67	$0.41	$0.07
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.07	0.01	(0.03)	(0.19)	(0.19)	0.02
Adjusted Diluted Net Income per Unit	$0.38	$0.47	$0.59	$0.48	$0.22	$0.09

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Six Months Ended
	June 30,
$ thousands, unaudited	2010	2009
Net Revenues, GAAP basis	$1,413,429	$1,319,004
Exclude:
Deferred compensation-related investment (gains) losses	25,638	(34,865)
Deferred compensation-related dividends and interest	(1,720)	(3,061)
90% of consolidated venture capital fund investment (gains) losses	26,153	4,898
Distribution-related payments	(137,764)	(102,960)
Amortization of deferred sales commissions	(24,268)	(28,741)
Adjusted Net Revenues	$1,301,468	$1,154,275

Operating Income, GAAP basis	$247,631	$167,102
Exclude:
Deferred compensation-related investment (gains) losses	25,638	(34,865)
Deferred compensation-related dividends and interest	(1,720)	(3,061)
Deferred compensation-related mark-to-market vesting (credit) expense	(18,725)	(20,426)
Deferred compensation-related dividends and interest expense	1,492	2,734
Net impact of deferred compensation-related investments	6,685	(55,618)
Real estate sub-lease charges	11,983	5,728
Total exclusions	18,668	(49,890)
Include:
Net loss (income) of consolidated entities attributable to non-controlling interests	26,112	4,040
Adjusted Operating Income	$292,411	$121,252
Operating Margin, GAAP basis incl. non-controlling interests	19.4%	13.0%
Adjusted Operating Margin	22.5%	10.5%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Six Months Ended
	June 30,
$ thousands except per Unit amounts, unaudited	2010	2009

Net Income - Diluted, GAAP basis	$80,127	$44,988
Impact of AllianceBernstein L.P. non-GAAP adjustments	7,486	(16,737)
Net Income - Diluted, as adjusted	$87,613	$28,251

Diluted Net Income per Unit, GAAP basis	$0.78	$0.49
Impact of AllianceBernstein L.P. non-GAAP adjustments	0.07	(0.18)
Diluted Net Income per Unit, as adjusted	$0.85	$0.31

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues excludes investment gains and losses and dividends and interest on deferred compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe the offset of distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. Amortization of deferred sales commissions is offset against net revenues because such costs, over time, offset distribution revenues earned by the company.

Adjusted Operating Income
Adjusted operating income represents operating income on a GAAP basis (1) excluding the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee deferred compensation-related investments, (2) excluding real estate sub-lease charges and (3) including the net loss or income of consolidated entities attributable to non-controlling interests.

(1) Prior to 2009, a large proportion of employee compensation was in the form of deferred awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein has hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. The full value of the investments’ appreciation (depreciation) is recorded within investment gains and losses on the income statement in the current period. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting operating income which will reverse over the life of the award and net to zero at the end of the multi-year vesting period. Although, during periods of high market volatility these timing differences have an impact on operating income and operating margin, over the life of the award any impact is ultimately offset. Because these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investments’ market exposure in the calculation of adjusted operating income, adjusted operating margin and adjusted diluted net income per Holding Unit, which will produce core operating results from period to period. The non-GAAP measures exclude gains and losses and dividends and interest on deferred compensation-related investments included in revenues and compensation expense, and thus eliminating the timing differences created by different treatment under U.S. GAAP of the market movement on the expense and the investments.

(2) Real estate sub-lease charges have been excluded because, often, they are relatively large in nature and are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

(3) Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partnership interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, U.S. GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level. As a result, we are excluding the 90% limited partnership interests we do not own from our adjusted operating income. Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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